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                                                                    EXHIBIT 6(C)

                                  SCHEDULE A
                                    TO THE
                            DISTRIBUTION AGREEMENT
            BETWEEN M.S.D. & T. FUNDS, INC. AND BISYS FUND SERVICES
         (FORMERLY KNOWN AS THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                             DATED OCTOBER 1, 1993


NAME OF FUND                              NAME OF FUND
------------                              ------------

Prime Money Market Fund                   International Equity Fund

Government Money Market Fund              Diversified Real Estate Fund

Tax-Exempt Money Market Fund              Equity Income Fund

Tax-Exempt Money Market Fund (Trust)      Equity Growth Fund

Growth & Income Fund                      Total Return Bond Fund

Limited Maturity Bond Fund                National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund             Intermediate Tax-Exempt Bond Fund




                              M.S.D. & T. FUNDS, INC.


                              By:____________________________

                              Title: ________________________

                              Date:__________________________


                              BISYS FUND SERVICES


                              By:____________________________

                              Title: ________________________

                              Date:__________________________